Exhibit 10.5

Power of Attorney Agreement

This Power of Attorney Agreement (this “Agreement”) is entered into as of June 29, 2026 by and among:

Party A: Erhua Medical Technology (Changzhou) Co., Ltd., a limited liability company duly organized and existing under PRC law, with its registered address at No. 33 Xiangyun Road, Jiangsu Wujin Economic Development Zone, and unified social credit code 91320412MA22J9TA7M;

Party B: Chang Gil LEE, passport/identity document number M76823514;

Party C: Beijing Tongsheng Technology Co., Ltd., a limited liability company duly organized and existing under PRC law, with its registered address at No. 1078, Building 1, No. A1 Pingfang, Hujialou Beili, Chaoyang District, Beijing (cluster registration), and unified social credit code 91110105MABR6BN869.

Party A, Party B and Party C are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

As of the date hereof, Party C has registered capital of RMB1,000,000, and Party B holds 100% of the equity interests in Party C.

The Parties, through friendly consultation, hereby agree as follows:

Party B hereby irrevocably authorizes Party A to exercise, during the term of this Agreement, all rights with respect to the equity interests held by Party B in Party C.

Party A is hereby appointed as Party B’s sole and exclusive attorney-in-fact and agent to act on behalf of Party B with respect to all matters relating to Party B’s equity interests, including without limitation: attending shareholder meetings or making shareholder decisions of Party C; exercising all shareholder rights and voting rights under PRC law and Party C’s articles of association; selling, transferring, pledging or disposing of all or part of Party B’s equity interests; appointing and removing Party C’s legal representative, directors, executive director, supervisors, chief executive officer and other senior management; signing resolutions and minutes in Party B’s name as shareholder and/or director or executive director; and approving amendments to Party C’s articles of association.

Without Party A’s written consent, Party B shall not increase or decrease capital contribution to Party C, transfer, re-pledge, dispose of, change or otherwise encumber Party B’s equity interests.

If applicable law requires Party B to personally exercise voting rights or sign relevant documents, Party B shall exercise such voting rights or sign such documents strictly in accordance with Party A’s instructions.

Without limiting the generality of the authorization granted hereunder, Party A shall have the power and authority to sign, on behalf of Party B, any transfer contract contemplated by the Exclusive Purchase Option Agreement and to perform Party B’s obligations under the Equity Pledge Agreement and the Exclusive Purchase Option Agreement executed on the same date as this Agreement.

All actions taken by Party A in relation to Party B’s equity interests shall be deemed actions of Party B, and all documents signed by Party A shall be deemed signed by Party B. Party B hereby acknowledges, ratifies and assumes all legal consequences of such actions and documents.

Party A may, in its sole discretion, delegate or assign to any other person or entity any rights relating to the matters described above without prior notice to or consent from Party B.

For so long as Party B remains a shareholder of Party C, this Agreement and the authorization hereunder are coupled with an interest, irrevocable and continuously effective from the date of execution.

During the term of this Agreement, Party B waives all rights with respect to Party B’s equity interests that have been authorized to Party A under this Agreement and shall not exercise such rights by himself.

If at any time the grant or exercise of the authority hereunder cannot be realized for any reason, the Parties shall immediately seek an alternative arrangement that most closely approximates the original intent and, if necessary, enter into supplemental agreements to amend or adjust this Agreement to ensure continued realization of its purposes.

The formation, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by PRC law.

Any dispute arising from or in connection with this Agreement shall first be resolved through friendly consultation. If the Parties fail to resolve the dispute within thirty (30) days after any Party requests consultation, any Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The place of arbitration shall be Changzhou. The arbitration language shall be Chinese. The arbitral award shall be final and binding on all Parties.

This Agreement shall become effective upon execution by the Parties and shall remain irrevocable and continuously effective until the expiration of the Equity Pledge Agreement executed by Party A, Party B and Party C on June ___, 2026.

This Agreement is written in English in three counterparts, one for each Party, each of which shall have equal legal effect.

[No text below; signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Power of Attorney Agreement as of the date first written above.

Party A: Erhua Medical Technology (Changzhou) Co., Ltd. (Company Chop)

By: ______________________________

Name:

Title: Legal Representative

Party B: Chang Gil LEE

Signature: ______________________________

Party C: Beijing Tongsheng Technology Co., Ltd. (Company Chop)

By: ______________________________

Name:

Title: Legal Representative

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